Exhibit 10.2

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of July 7, 2024, is entered into by and among Eli Lilly and Company, an Indiana corporation (“Parent”), Rainier Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and each of the stockholders of Morphic Holding, Inc., a Delaware corporation (“Company”), set forth on Schedule A (each, a “Stockholder” and, collectively, the “Stockholders”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock and Company Stock Options, if any, set forth opposite such Stockholder’s name on Schedule A (all such shares of Company Common Stock and Company Stock Options set forth on Schedule A next to the Stockholder’s name, together with any shares of Company Common Stock or any other voting securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired by any Stockholder prior to the valid termination of this Agreement in accordance with Section 5.2, including for the avoidance of doubt any shares of Company Common Stock acquired by such Stockholder upon the exercise or settlement, as applicable, of any Company Stock Option, Company RSU or other rights to acquire capital stock of the Company after the date hereof, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Merger Sub to commence an offer to purchase (the consummation of which is subject to the Offer Conditions) all of the issued and outstanding shares of Company Common Stock, and, following completion of the Offer, for the Merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to the Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1 Agreement to Tender. Subject to the terms of this Agreement, each Stockholder hereby agrees to validly and irrevocably tender or cause to be validly and irrevocably tendered in the Offer all of such Stockholder’s Subject Shares (other than Company Stock Options that are not exercised during the Agreement Period (as defined below)) pursuant to and in accordance with the terms of the Offer, free and clear of all Liens except for Permitted Liens (as defined below). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any shares of Company Common

Stock acquired by such Stockholder subsequent to such tenth (10th) Business Day, or in each case if such Stockholder has not received the Offer Documents by such time, as promptly as practicable after the acquisition of such shares or receipt of the Offer Documents, as the case may be (but, if such shares are acquired or such Offer Documents are received prior to the expiration of the Offer, in no event later than expiration of the Offer)), each Stockholder shall deliver or cause to be delivered pursuant to the terms of the Offer (a) in the case of Subject Shares represented by a Certificate, a letter of transmittal with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer, together with the Certificate(s) representing all such Subject Shares that are certificated, (b) in the case of a Book-Entry Share, written instructions to such Stockholder’s broker, dealer or other nominee that such Subject Shares be tendered and requesting delivery of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) with respect to such Subject Shares, and (c) all other documents or instruments required by the terms of the Offer in order to effect the valid tender of such Stockholder’s Subject Shares in accordance with the terms of the Offer. Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw and will cause not to be withdrawn such Subject Shares from the Offer at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2.

1.2 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares (other than Company Stock Options that are not exercised during the Agreement Period) are entitled to vote or consent thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) against any Company Takeover Proposal (other than the Merger), (ii) against any change in membership of the Company Board that is not recommended or approved by the Company Board, and (iii) against any other proposed action, agreement or transaction involving the Company that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer, the Merger or the other Transactions, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger); (y) a sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, intellectual property rights) of the Company or any reorganization, recapitalization or liquidation of the Company; or (z) any change in the present capitalization of the Company or any amendment or other change in the Company’s organizational documents. Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to the Subject Shares, to Parent and Merger Sub as to such Stockholder on a several basis, that:

2.1 Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This

Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy, Equity and Indemnity Exception. No other action of such Stockholder is necessary to authorize this Agreement.

2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any Subject Shares of such Stockholder (other than one created by Parent or Merger Sub), or (e) violate any Law or Judgment applicable to such Stockholder or by which any of its Subject Shares are bound, except as would not, in the case of each of clauses (c), (d) and (e), adversely affect in any material respect such Stockholder’s ability to timely perform its obligations under this Agreement. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

2.3 Ownership of Subject Shares; Total Shares. As of the date hereof, such Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1 hereof or accepted for payment pursuant to the Offer or Company Stock Options that are not exercised during the Agreement Period) at all times during the Agreement Period (as defined below) will be, the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, except for (a) any such Lien that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law and (b) community property interests under applicable Law (collectively, “Permitted Liens”). Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of Subject Shares listed on Schedule A opposite such Stockholder’s name are the only equity interests in the Company beneficially owned or owned of record by such Stockholder as of the date hereof. Other than the Subject Shares, such Stockholder does not own any shares of Company Common Stock or any other interests in any voting securities of the Company and has no interest in or voting rights with respect to any voting securities of the Company.

2.4 Voting Power. Except with respect to Company Stock Options (but including any Company Common Stock issued upon exercise of Company Stock Options), such Stockholder has full voting power with respect to all such Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided pursuant to this Agreement.

2.5 Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of, and compliance with, this Agreement.

2.6 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any shares of Company Common Stock or Company Stock Options beneficially owned by such Stockholder) that could reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholders that:

3.1 Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

3.2 Authority for this Agreement. Each of Parent and Merger Sub has all requisite entity power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy, Equity and Indemnity Exception.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

4.1 No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Lien, other than Permitted Liens, on any of such Stockholder’s Subject Shares, (b) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s

Subject Shares, or (f) take or permit any other action that would in any way restrict, limit, impede, delay or interfere with the performance of, and compliance with, such Stockholder’s obligations hereunder in any material respect, otherwise make any representation or warranty of such Stockholder herein untrue or incorrect, or have the effect of preventing or disabling such Stockholder from performing, and complying with, any of its obligations under this Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Each Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. Notwithstanding the foregoing, each Stockholder may Transfer Subject Shares to any (x) Affiliate of such Stockholder or (y) to any charitable organization; provided that, in each case, such Transfer shall be permitted only if all of the representations and warranties in this Agreement with respect to such Stockholder would be true and correct at the time of such Transfer and the transferee shall have executed and delivered to Parent and Merger Sub a counterpart to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with Section 5.2. Each Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement. Notwithstanding the foregoing, such Stockholder may make Transfers of its Subject Shares as Parent may agree in writing in its sole discretion. Each Stockholder shall notify Parent as promptly as reasonably practicable (and in any event within 48 hours after receipt) in writing of the number of any additional shares of Company Common Stock or any other securities of the Company of which such Stockholder acquires beneficial or record ownership on or after the date hereof.

4.2 No Exercise of Appraisal Rights. Such Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights, including pursuant to Section 262 of the DGCL, in respect of such Stockholder’s Subject Shares (other than Company Stock Options that are not exercised during the Agreement Period) that may arise in connection with the Offer or the Merger.

4.3 Documentation and Information. Such Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except as may be required by applicable Law (provided that, other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement, reasonable notice of any such disclosure will be provided to Parent). Such Stockholder consents to and hereby authorizes Parent, the Company and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, including Schedule 14D-9, and any press release or other disclosure document that Parent, the Company or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any of the other Transactions, in each case regarding such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, the nature of such Stockholder’s commitments and obligations under this Agreement and any other information that Parent or the Company reasonably determines is required to be disclosed by Law, and such Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Such Stockholder agrees to promptly give Parent any information it may reasonably request for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.4 Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.5 Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other Transactions, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the acceptance of the Offer or the Merger Closing) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, but excluding any such claim brought by a Stockholder following the Effective Time as a third party beneficiary under Section 10.05(a) of the Merger Agreement or as an Indemnified Party.

4.6 No Solicitation. Each Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall cause its Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of providing information or taking any other action) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to any Company Takeover Proposal, (b) directly or indirectly engage in, enter into or participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information or afford access to the business, properties, assets, books or records of the Company to, or take any other action to assist, knowingly facilitate or knowingly encourage any effort by any Person, in each case in connection with or in response to any inquiry, offer or proposal that constitutes, or could reasonably be expected to lead to any Company Takeover Proposal (other than, solely in response to an inquiry that did not result from a material breach of this Section 4.6, to refer the inquiring person to the restrictions of this Section 4.6 and of the Merger Agreement and to limit such Stockholder’s communication exclusively to such referral), (c) enter into any agreement in principle, letter of intent, term sheet, merger agreement, purchase agreement, acquisition agreement, option agreement or other similar instrument relating to an Company Takeover Proposal, (d) knowingly encourage or recommend any other holder of Company Common Stock to vote against the Merger or to not tender shares of Company Common Stock into the Offer or (e) resolve or agree to do any of the foregoing. Each Stockholder shall, and shall direct and cause its Representatives to, immediately cease and cause to be terminated all solicitations, discussions or negotiations regarding any inquiry, proposal or offer with any Person or groups that may be ongoing with respect to any Company Takeover Proposal or potential Company Takeover Proposal or that could reasonably be expected to lead to a Company Takeover Proposal. For clarity, if such Stockholder is a venture capital or private equity investor, the term “Representative” (a) shall include any general partner of such Stockholder that is still affiliated with such Stockholder, but (b) shall exclude (i) any limited partner, (ii) any general partner that is no longer affiliated with such Stockholder, and (iii) any employees or other Representatives, in each case of clauses (i) to (iii), who do not have actual knowledge of the Transactions.

4.7 Notices of Certain Events. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Article II.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two (2) Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) on the date on which email is sent, if sent prior to 6:00 p.m. local time on a Business Day, or (e) on the next Business Day if sent after 6:00 p.m. local time on a Business Day or on a day that is not a Business Day (provided, in the case of each of clauses (d) and (e), that the sender of such email does not receive a written notification of delivery failure); provided that the notice or other communication is sent to the address or email address set forth (i) if to Parent or Merger Sub, to the address or e-mail address set forth in Section 10.02 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as such party hereto may hereafter specify for the purpose by notice to each other party hereto.

5.2 Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written notice from Parent to the Stockholders, or (d) any amendment or change to the Merger Agreement or the Offer that is effected without Stockholder’s consent that decreases the amount, or changes the form, of consideration payable to all stockholders of the Company pursuant to the terms of the Merger Agreement (the period from the date hereof through such time being referred to as the “Agreement Period”). Upon the valid termination of this Agreement in accordance with this Section 5.2, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party hereto from liability for any willful breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive any valid termination of this Agreement in accordance with this Section 5.2.

5.3 Amendments and Waivers. This Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Transactions are consummated.

5.5 Entire Agreement; Assignment. This Agreement, together with Schedule A, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party hereto without the prior written consent of the other parties hereto; provided that Parent or Merger Sub may assign any of their respective rights and obligations to one or more Affiliates at any time, but no such assignment shall relieve Parent of its obligations hereunder. However, each Stockholder is an intended third-party beneficiary of Section 9.03(b) of the Merger Agreement and entitled to enforce such provision in its defense.

5.6 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with its specific terms or otherwise breached any such provisions. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity, without the requirement of posting bond. Any and all remedies herein expressly conferred upon Parent and Merger Sub will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon Parent or Merger Sub, and the exercise by Parent or Merger Sub of any one remedy will not preclude the exercise of any other remedy.

5.7 Jurisdiction; Waiver of Jury Trial.

(a) Each Stockholder (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement in any court other than any such court. Each Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware or in any federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each Stockholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail in accordance with Section 5.1 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH STOCKHOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF PARENT OR MERGER SUB HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PARENT OR MERGER SUB WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH STOCKHOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH STOCKHOLDER MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH STOCKHOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(b).

5.8 Governing Law. This Agreement, and any dispute arising out of, relating to or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

5.9 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that Transactions are fulfilled to the extent possible.

5.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

5.13 Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all Persons and vice versa. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. The parties agree that they participated jointly in the negotiation and drafting of this Agreement, have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement. The words “or,” “neither,” “nor” and “either” are not exclusive. Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders.

5.14 Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform its obligations under this Agreement.

5.15 Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company. Nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in their capacity as a director or officer of the Company, or in the exercise of their fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in their capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement, provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the Merger Agreement.

5.16 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the valid termination of this Agreement in accordance with Section 5.2.

5.17 No Agreement Until Executed and Delivered. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

5.18 Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Further, Parent and Merger Sub agree that no Stockholder will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of such Stockholder’s obligations hereunder was also involved in such breach by the Company.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

ELI LILLY AND COMPANY

By:	/s/ Mark Genovese
Name: Mark Genovese
Title: Senior Vice President, Immunology Development

MERGER SUB:

RAINIER ACQUISITION CORPORATION

By:	/s/ Michael C. Thompson
Name: Michael C. Thompson
Title: President and Treasurer

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDERS:

PRAVEEN TIPIRNENI

By:	/s/ Praveen Tipirneni
Name: Praveen Tipirneni

THE PRAVEEN P. TIPIRNENI IRREVOCABLE TRUST OF 2019

By:	/s/ Sonali N. Shah
Name: Sonali N. Shah
Title: Trustee

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Stockholder	Shares of Company Common Stock	Company Stock Options	Company RSUs
Praveen Tipirneni	42,460	1,446,933	250,300
The Praveen Tipirneni Irrevocable Trust of 2019	614,474	0	0